VARIABLE ANNUITY AMERIGO FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 3.0%

iShares Russell 1000 Value

Index Fund†

55,000 $

4,022,700

Berkshire Hathaway, Inc. —

iShares MSCI Pacific ex-

Class A*

78

$

10,405,200

Japan Index Fund†

28,000

3,796,240

KBW Capital Markets ETF†

72,000

3,633,120

SPDR MSCI ACWI ex-US

Total Common Stocks

ETF†

93,000

3,507,960

(Cost $9,490,174)

10,405,200

Consumer Staples Select

Sector SPDR Fund†

114,000

3,176,040

EXCHANGE TRADED FUNDS 96.7%

Vanguard FTSE All-World

iShares S&P Latin America

ex-US Index ETF†

57,000

3,072,300

40 Index Fund†

130,000

32,825,000

Vanguard Emerging Markets

iShares MSCI Emerging

ETF

26,000

2,444,780

Markets Index Fund†

226,000

30,369,880

iShares iBoxx $ High Yield

iShares Russell 1000 Growth

Corporate Bond Fund

23,000

2,224,100

Index Fund

460,000

25,042,400

iShares Lehman 20+ Year

Powershares QQQ†

460,000

20,111,200

Treasury Bond Fund

23,000

2,205,470

Vanguard Mid-Cap ETF†

267,000

18,129,300

SPDR S&P Oil & Gas

iShares Russell Midcap

Exploration & Production

Growth Index Fund†

175,000

17,727,500

ETF†

37,000

1,970,620

SPDR Trust, Series 1†

104,000

13,724,880

iShares S&P Global

Industrial Select Sector SPDR

Telecommunications

Fund†

324,000

12,117,600

Sector Index Fund†

28,000

1,881,320

DIAMONDS Trust, Series I†

96,000

11,750,400

KBW Bank ETF†

46,000

1,790,320

iShares Russell Midcap Index

iShares MSCI Japan Index

Fund†

110,000

10,290,500

Fund†

101,000

1,249,370

Vanguard Pacific ETF

166,000

10,288,680

Vanguard Mega Cap 300

iShares FTSE/Xinhua China

ETF†

8,000

361,760

25 Index Fund†

69,000

9,324,660

Vanguard Mega Cap 300

iShares MSCI Brazil Index

Growth ETF

8,000

361,520

Fund†

110,000

8,473,300

Vanguard Mega Cap 300

Rydex Russell Top 50 ETF

79,000

7,790,190

Value ETF

8,000

360,720

SPDR S&P Biotech ETF†

142,000

7,499,020

Materials Select Sector SPDR

Total Exchange Traded Funds

Fund†

186,000

7,471,620

(Cost $313,063,627)

329,857,140

Vanguard Total Stock Market

ETF†

57,000

7,467,000

Energy Select Sector SPDR

MUTUAL FUNDS 1.1%

Fund†

100,000

7,406,000

First American Prime

Utilities Select Sector SPDR

Obligations Fund

3,680,893

3,680,893

Fund†

185,000

7,018,900

iShares Russell 2000 Index

Total Mutual Funds

Fund†

101,000

6,919,510

(Cost $3,680,893)

3,680,893

iShares MSCI Mexico Index

Fund†

100,000

5,910,000

Face

Financial Select Sector SPDR

Amount

Fund†

230,000

5,720,100

SECURITIES LENDING COLLATERAL 42.2%

Vanguard Value ETF†

92,000

5,531,960

Investment in Securities Lending Short

iShares MSCI EAFE Index

Term

Fund

68,000

4,889,200

Investment Portfolio Held

by U.S. Bank

$     143,953,469

$ 143,953,469

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VARIABLE ANNUITY AMERIGO FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Value

Total Securities Lending Collateral

(Cost $143,953,469)

$

143,953,469

Total Investments 143.0%

(Cost $470,188,163)

$

487,896,702

_________

Liabilities in Excess of Other

Assets – (43.0)%

$  (146,691,023)

_________

Net Assets – 100.0%

$

341,205,679

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31, 2008.

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